Exhibit 99.1

Contact: Senior Vice President, Corporate Development (904) 360-2500 tyra.tutor@mpsgroup.com For Immediate Release

NEWS RELEASE

MPS Group Announces First Quarter 2006 Results

Net Income Up 71% Year Over Year

JACKSONVILLE, Fla. (April 27, 2006) — MPS Group, Inc. (NYSE:MPS), a leading provider of specialty staffing, consulting and business solutions, today announced financial results for the first quarter ended March 31, 2006. The Company reported revenue of $439 million and diluted net income per common share of $0.15 for the quarter ended March 31, 2006, compared with revenue of $408 million and diluted net income per common share of $0.09 for the year-earlier period. Diluted net income per common share was within the range of guidance of $0.13 to $0.16 previously provided by management. Revenue exceeded the range of guidance of $420 million to $435 million.

First Quarter Summary

•	Revenue was $439 million, up 8% versus the first quarter of 2005;

•	Excluding the unfavorable effect of currency exchange rates, revenue increased 11% versus the first quarter of 2005;

•	Gross profit was $117 million, up 15% versus the first quarter of 2005;

•	EBITDA was $28 million, an increase of 48% versus the first quarter of 2005;

•	Operating income was $24 million, an increase of 66% versus the first quarter of 2005;

•	Net income was $16 million, up 71% versus the first quarter of 2005;

•	Diluted net income per common share was $0.15, up 67% from the first quarter of 2005; and

•	Cash flow from operations was $18 million during the first quarter.

Professional Services Division Performance

The Company’s Professional Services division reported revenue for the first quarter of 2006 of $245 million. Professional Services division revenue continues to increase as a percentage of the Company’s overall revenue, representing 56% of the Company’s first quarter revenue. Below is further discussion of the first quarter performance of the Professional Services division’s two reporting segments.

North American Professional Services Segment

The Company’s North American Professional Services segment provides specialized staffing and recruiting in the disciplines of accounting, law, engineering, and health care, and its business units go to market primarily under the brands Accounting Principals, Special Counsel, Entegee, and Soliant Health, respectively. In the first quarter, this segment posted 17% growth in revenue versus the first quarter of 2005 and 5% growth versus the fourth quarter of 2005. Excluding the impact of acquisitions, the North American Professional Services segment revenue rose 13% versus the first quarter of 2005 and 3% versus the fourth quarter of 2005.

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1 Independent Drive • Jacksonville, Florida 32202 • 904-360-2000 • 904-360-2814 fax

www.mpsgroup.com

MPS Group Reports First Quarter Results

April 27, 2006

Year-over-year growth was strong in this segment’s legal, health care and engineering business units. Special Counsel revenues grew 19%, Soliant Health revenues rose 46%, and Entegee revenues were up 15%. Excluding the impact of acquisitions, Soliant Health revenues increased 28%. Operating income for the North American Professional Services segment was up 84% versus the prior year as this segment demonstrated strong earnings leverage.

The Company believes that client demand remains strong across all of its North American Professional Services segment units.

European Professional Services Segment

The Company’s European Professional Services segment is composed of Badenoch & Clark, a leading provider of finance and accounting and professional staffing services in the United Kingdom and Europe. In the first quarter, Badenoch & Clark revenue increased 16% versus the first quarter of 2005 and grew 5% versus the fourth quarter of 2005. Excluding the impact of changes in currency exchange rates, revenue increased 25% versus the first quarter of 2005 and rose 5% versus the fourth quarter of 2005. Operating income for Badenoch and Clark was up 34% versus the year-earlier period as this segment continued to show earnings leverage driven by past investments in staff and service offerings.

Overall, client demand for accounting and professional staffing services remains solid in the United Kingdom.

Information Technology Division Performance

The Company’s Information Technology division reported revenue for the first quarter of 2006 of $194 million, which represented 44% of Company’s first quarter revenue. Below is further discussion of the first quarter performance of the IT division’s two reporting segments.

North American Information Technology Services Segment

The Company’s North American Information Technology Services segment is composed of Modis, the IT staffing unit; Idea Integration, the IT solutions unit; and Beeline, the workforce solutions unit. This segment reported revenue of $132 million for the first quarter of 2006, an increase of 5% versus the first quarter of 2005 and a slight increase over the fourth quarter of 2005.

Due to a focus on margin improvement, gross margin rose by 120 basis points compared with the first quarter of 2005, which led to a 10% increase in gross profit year over year. Operating income grew 13% versus the first quarter of 2005.

Client demand remains strong for IT services professionals in North America. Current recruiting efforts are somewhat constrained by candidate supply, so this segment intends to continue to focus on servicing higher-margin client relationships.

European Information Technology Services Segment

The Company’s European Information Technology Services segment is composed of Modis International, a leading provider of IT staffing services throughout the United Kingdom and Europe. As previously reported, Modis International terminated or scaled back certain lower-margin client relationships in 2005, which has resulted in lower revenues but improved margins over the past several quarters. As a result of this initiative as well as the unfavorable effect of changes in currency exchange rates, Modis International’s revenue declined 13% versus the first quarter of 2005, but gross margin improved by 230 basis points and operating income increased by 36%. With this margin improvement initiative now substantially completed, Modis International’s first quarter revenue rose 5% sequentially, and first quarter operating income increased 49% versus the fourth quarter of 2005.

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MPS Group Reports First Quarter Results

April 27, 2006

Capital Update

During the first quarter, the Company generated operating cash flow of $18 million. At the close of the first quarter, the Company had a cash balance of $144 million and no borrowings outstanding under its $150 million credit facility.

The Company intends to use cash on hand primarily to complete strategic acquisitions designed to enhance its service delivery network and establish new specialty lines of business. The Company also intends to use cash on hand to buy back its common stock. Currently, $46 million remains on the Company’s stock buyback authorization.

Management Comments

“Client demand remains steady across all of our markets and we were pleased with the performances of our specialty business units in the first quarter. In particular, we were pleased with the progress that our European IT management team has made in improving margins and refocusing this business,” stated Timothy Payne, MPS Chief Executive Officer. “In 2006 and beyond, we plan to continue to expand our geographic footprint and our range of service offerings across all business units.”

“While revenue growth was restrained somewhat because of the execution of our plan to improve gross margins and profitability, we were pleased with the 71% increase in net income on revenue growth of 8% over the first quarter of 2005,” added Robert Crouch, MPS Chief Financial Officer. “Taking into account current trends in our business, we expect second quarter revenue and diluted net income per common share to be in the range of $440 million to $460 million and $0.15 to $0.18, respectively. This guidance assumes a $0.01 impact from equity compensation expense, primarily from restricted stock expense and, to a lesser degree, from stock option expense.”

Conference Call Scheduled Today

The live broadcast of MPS Group’s conference call will begin at 10:00 a.m. Eastern Time today. The link to this event may be found at the Company’s website: www.mpsgroup.com. If you do not have Internet access, you may listen to the call by dialing (913) 981-5543.

If you are unable to participate at that time, online and telephonic replays will be available two hours after the call ends and will continue until 8:00 p.m. Eastern Time on May 4. To access the telephonic replay, please dial (719) 457-0820 and enter 5844834 when prompted for the passcode. The link for the online replay may also be found on the Company’s website.

About MPS Group

MPS Group is a leading provider of staffing, consulting and solutions in the disciplines of information technology, finance and accounting, law, engineering and health care. MPS Group delivers its services to government entities and businesses in virtually all industries throughout the United States, Canada, the United Kingdom and Europe. Headquartered in Jacksonville, Florida, MPS Group is a Fortune 1000 company and trades on the New York Stock Exchange under the ticker symbol “MPS.” For more information about MPS Group, visit www.mpsgroup.com. Except as expressly stated herein, none of the information on our website should be considered included in this release.

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MPS Group Reports First Quarter Results

April 27, 2006

Forward-Looking Statements

This press release contains forward-looking statements that are subject to certain risks, uncertainties or assumptions described above and may be affected by other factors, including, but not limited to: fluctuations in the economies and financial markets in the U.S. and foreign countries where we do business and in the Company’s industry segments in particular; industry trends toward consolidating vendor lists; the demand for the Company’s services, including the impact of changes in utilization rates; consolidation or bankruptcy of major customers; the effect of competition, including the Company’s ability to expand into new markets and to remain profitable or maintain profit margins in the face of pricing pressures; the Company’s ability to retain significant existing customers or obtain new customers; the Company’s ability to recruit, place and retain consultants and professional employees; the Company’s ability to identify and complete acquisition targets and to successfully integrate acquired operations into the Company; possible changes in governmental laws and regulations affecting the Company’s operations, including possible changes to laws and regulations relating to benefits for consultants and temporary personnel, and possible increased regulation of the employer-employee relationship; employment-related claims, costs, and other litigation matters; adjustments during periodic tax audits; litigation relating to prior and current transactions and activities; fluctuations in interest rates or foreign currency exchange rates; loss of key employees; fluctuations in the price of our common stock due to actual or anticipated changes in quarterly operating results, financial estimates, statements by securities analysts, and other events; and other factors discussed in the Company’s filings with the Securities and Exchange Commission. In some cases, you can identify forward-looking statements by terminology such as: “will,” “may,” “should,” “could,” “expects,” “intends,” “plans,” “hopes,” “indicates,” “projects,” “can,” “anticipates,” “perhaps,” “believes,” “estimates,” “appears,” “predicts,” “potential,” “continues,” “would,” or “become,” or the negative of these terms or other comparable terminology. Readers are urged to review and consider the matters discussed in “Item 1A. Risk Factors” of our Form 10-K for 2005 and discussion of risks or uncertainties in subsequent filings with the Securities and Exchange Commission.

Should one or more of these risks, uncertainties or other factors materialize, or should underlying assumptions prove incorrect, actual results, performance or achievements of the Company may vary materially from any future results, performance or achievements expressed or implied by the forward-looking statements. Forward-looking statements are based on beliefs and assumptions of the Company’s management and on information then currently available to management. Undue reliance should not be placed on such forward-looking statements. Forward-looking statements are not guarantees of performance. Such forward-looking statements were prepared by the Company based upon information available at the time of such statements. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update publicly any of them in light of new information or future events.

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MPS Group Reports First Quarter Results

April 27, 2006

MPS Group, Inc.

Unaudited Operating Highlights

(in thousands, except per share amounts)

	Three Months Ended March 31,
	2006	2005
Operating Highlights:
Revenue:
North American Professional Services	$147,269	$125,409
European Professional Services	97,693	84,586
North American Information Technology Services	131,525	125,493
European Information Technology Services	62,822	72,221

Total revenue	439,309	407,709

Gross profit:
North American Professional Services	44,483	35,906
European Professional Services	26,958	23,839
North American Information Technology Services	36,172	32,957
European Information Technology Services	9,503	9,232

Total gross profit	117,116	101,934

Operating income:
North American Professional Services	$13,322	$7,227
European Professional Services	7,224	5,386
North American Information Technology Services	9,058	7,990
European Information Technology Services	1,367	1,005

Operating income before unallocated corporate expenses	30,971	21,608
Unallocated corporate expenses	6,724	7,009

Total operating income	24,247	14,599
Interest and other income, net	1,576	602

Income from operations before provision for income taxes	25,823	15,201
Provision for income taxes	9,813	5,852

Net income	$16,010	$9,349

Diluted net income per common share	$0.15	$0.09

Diluted common shares outstanding	104,764	107,074

	As of
	March 31, 2006	December 31, 2005
Cash and cash equivalents	$144,401	$142,951
Accounts receivable, net of allowance	249,419	244,506
Other	30,826	28,971

Current assets	424,646	416,428
Long-term assets	624,293	611,578

Total assets	$1,048,939	$1,028,006

Current liabilities	$135,656	$136,569
Other	16,285	15,397
Stockholders’ equity	896,998	876,040

Total liabilities and stockholders’ equity	$1,048,939	$1,028,006

Working capital	$288,990	$279,859

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MPS Group Reports First Quarter Results

April 27, 2006

MPS Group, Inc.

Unaudited Reconciliation of Non-GAAP Financial Measures to Most Comparable GAAP Financial Measures

Reconciliation of EBITDA to Net Income

(in thousands)

	Three Months Ended March 31,
	2006	2005
EBITDA	$27,721	$18,716
Depreciation and intangibles amortization	3,474	4,117

Operating income	24,247	14,599
Interest and other income, net	1,576	602

Income from operations before provision for income taxes	25,823	15,201
Provision for income taxes	9,813	5,852

Net income	$16,010	$9,349

Reconciliation of Year-Over-Year Quarterly Revenue Growth Rate, Excluding

Acquisitions and the Effects of Changes in Currency Exchange Rates

	MPS Group	Professional NA Segment	Badenoch & Clark	Soliant Health
Revenue growth rate 1Q2005 to 1Q2006, excluding acquisitions and the effects of changes in currency	9.0%	12.7%	24.7%	27.7%
Revenue growth rate contributed from acquisitions	1.9%	4.7%	0.0%	18.1%
Revenue growth rate contributed from effects of changes in currency	-3.1%	0.0%	-9.2%	0.0%

GAAP revenue growth rate 1Q2005 to 1Q2006	7.8%	17.4%	15.5%	45.8%

Reconciliation of Sequential Quarterly Revenue Growth Rate, Excluding

Acquisitions and the Effects of Changes in Currency Exchange Rates

	Professional NA Segment	Badenoch & Clark
Revenue growth rate 4Q2005 to 1Q2006, excluding acquisitions and the effects of changes in currency	3.3%	4.7%
Revenue growth rate contributed from acquisitions	1.4%	0.0%
Revenue growth rate contributed from effects of changes in currency	0.0%	0.1%

GAAP revenue growth rate 4Q2005 to 1Q2006	4.7%	4.8%

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